Exhibit 10.12

THE HENDERSON GROUP PLC

COMPANY SHARE OPTION PLAN

Adopted by the Board on 26 February 2008

HM Revenue & Customs Approval — 17 December 2008

HM Revenue & Customs Reference — X102597

Approved by the shareholders of the Company in general meeting (as amended) on

4 May 2011

Approved by the shareholders of the Company in general meeting (as amended) on

1 May 2013

Amended by the Finance Act 2013 with effect from 6 April 2013

Amended by Finance Act 2014 with effect from 6 April 2014

Approved by the shareholders or the Company in general meeting (as amended) on

1 May 2014

Amended by the Board on 23 February 2015

Prepared from the original from Freshfields Bruckhaus Deringer

Their reference: LON450/900100/

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Contents

THE HENDERSON GROUP PLC

COMPANY SHARE OPTION PLAN

1

1.                                      DEFINITIONS

1.1                               In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

A company is an Associated Company of another company if it has Control or is under the Control of that other company or is under the Control of the same person or persons as that other company;

Associated Plan means any CSOP Scheme (other than the Plan and excluding any Schedule 4 CSOP) established by the Scheme Organiser or any Associated Company of the Scheme Organiser within the meaning of paragraph 35 of Schedule 4;

ASX means ASX Limited (ABN 98 008 624 691) or any successor body to it;

the Board means the board of directors of the Scheme Organiser or where appropriate a duly authorised committee thereof or, following a change of Control, the Board or duly authorised committee as constituted immediately prior to the change of Control;

Capital Reorganisation means any variation in the share capital of the Scheme Organiser (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation, or reduction);

Constituent Company means the Scheme Organiser or any other company under the Control of the Scheme Organiser to which for the time being the Plan is expressed to extend;

Control has the meaning given to that word by section 995 of the Income Tax Act 2007;

CSOP Scheme means any company share option plan established by the Scheme Organiser or Old Henderson;

Date of Grant means the date on which an Option is granted;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

Employees’ Share Scheme has the meaning given by section 1166 of the Companies Act 2006;

Executive means any bona fide employee or executive director of any member of the Group (but excluding executive directors of the Scheme Organiser):

(a)                                 who is required to devote substantially the whole of his working time to the affairs of the Group being in the case of a director not less than 25 hours per week (excluding meal breaks); and

(b)                                 who is not excluded from participation by paragraph 9 of Schedule 4;

Exercise Price means the price per Share payable on the exercise of an Option as determined by the Board (subject to adjustment under rule 11) but which shall not be less than the greater of:

(a)                                 the average middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for the five Dealing Days immediately preceding the Date of Grant(1);

(b)                                 if the Shares are not fully quoted on the London Stock Exchange, the market value of a Share determined in accordance with part VIII of the Taxation of Chargeable Gains Act 1992 (but, when Shares are subject to a Restriction, determined on the basis that no such Restriction applies) and agreed on or before that date with HM Revenue & Customs; or

(c)                                  in the case of any Option under which Shares are to be issued, the nominal value of a Share,

and which shall be stated at the Date of Grant;

Grant Period means the period of 42 days commencing on any of the following:

(a)                                 the day of HM Revenue & Customs approval of the Plan;

(b)                                 the day immediately following the day on which the Scheme Organiser makes an announcement of its results for the last preceding financial year, half year or other period;

(c)                                  any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options; or

(d)                                 any day on which any change to the legislation affecting Schedule 4 CSOPs is proposed or made;

the Group means the Scheme Organiser and any other company under the Control of the Scheme Organiser to which for the time being the Plan is expressed to extend;

ITEPA means the Income Tax (Earnings and Pensions) Act 2003;

Key Feature means any provision of the Plan that is necessary in order to meet the requirements of Schedule 4;

the London Stock Exchange means London Stock Exchange plc or any successor body thereto;

Old Henderson means Henderson Group Plc incorporated in England and Wales with registered number 02072534 by whatever name from time to time;

(1) Prior to amendment by the Board on 25 February 2009, the preceding words read: “the middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for the Dealing Day immediately preceding the Date of Grant”

Old Henderson Shares means fully paid and irredeemable ordinary shares in the capital of Old Henderson;

Option means a right granted under the Plan to acquire Shares;

Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);

Option Period means the period commencing on the third anniversary of the Date of Grant of the Option and expiring on the fifth anniversary of the Date of Grant (or such date thereafter as the Board shall determine at the Date of Grant not being later than the tenth anniversary of the Date of Grant);

the Plan means this Henderson Group plc Company Share Option Plan as amended from time to time;

Restriction has the meaning given to it by paragraph 36(3) of Schedule 4;

Retirement Age means age 55 for the purposes of paragraph 35A of Schedule 4;

Schedule 4 means Schedule 4 to ITEPA;

Schedule 4 CSOP means any share option scheme that meets the requirements in force from time to time of Schedule 4;

the Scheme Organiser means Henderson Group plc incorporated in Jersey with registered number 101484 by whatever name known from time to time;

Shares means fully paid and irredeemable ordinary shares in the capital of the Scheme Organiser which comply with the conditions in paragraphs 16 to 18 and 20 of Schedule 4 or shares representing those shares following any Capital Reorganisation;

UKLA means the United Kingdom Listing Authority.

1.2                               Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.

1.3                               References to any legislation, regulation, enactment or similar shall include any statutory modification, amendment or re-enactment thereof.

1.4                               The rules of the Plan refer to the Companies (Jersey) Law 1991. Such references must have the prior agreement of HM Revenue & Customs as being “closely comparable” to the Companies Acts of England and Wales.

2.                                      GRANT OF OPTIONS

2.1                               The Board may, during a Grant Period, grant Options at the Exercise Price to any Executives selected by the Board. No Option may be granted before the date of approval by HM Revenue & Customs.

2.2                               The grant of Options shall be evidenced by Option certificates. Unless these Option certificates are executed as deeds, the Board shall, no later than the Date of Grant, grant Options by deed poll. An option certificate shall be issued to each Executive to whom an Option has been granted as soon as practicable after the Date of Grant. No consideration will be payable by the Executive on the grant of an Option.

2.2A                      Subject to the specific provisions contained in the Scheme, the Option certificates shall specify the Exercise Price; the number and description of Shares which may be acquired by the exercise of the Option, the times at which the Option may be exercised (in whole or in part); the circumstances under which the Option will lapse or be cancelled (in whole or in part) including any conditions to which the exercise of the Option is subject; whether the Shares over which the Option is granted are subject to a Restriction and, if so, the details of such Restriction (or information as to where such details are set out in an accessible format); and any other information required by paragraph 21A of Schedule 4.

2.3                               An Option may be granted subject to such conditions for payment of taxation, employees’ National Insurance contributions (or the equivalent in any other jurisdiction) and employer’s National Insurance contributions (or the equivalent in any other jurisdiction) liability as the Board may determine (including without limitation the right to sell on an Option Holder’s behalf sufficient shares to satisfy any taxation or National Insurance contributions (or the equivalent in any other jurisdiction)) and if any condition is imposed relating to the assumption, payment or reimbursement by the Option Holder of any employer’s National Insurance contributions liability (or the equivalent in any other jurisdiction), such conditions shall comply with any applicable legislation or regulations and the Board shall be entitled to waive in whole or in part the Option Holder’s obligation in respect of such liability. The Company shall afford the Option Holder the opportunity to pay such liabilities from personal resources or by way of deduction from salary.

2.4                               Any Executive to whom an Option is granted may, by notice in writing to the Scheme Organiser given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Option. In such a case, the Option shall, to the extent renounced, be treated as never having been granted and (if already issued) the Option certificate shall be returned to the Scheme Organiser for cancellation or (in the case of renunciation in part) for amendment. No consideration shall be payable by the Scheme Organiser for any such renunciation.

2.5                               No Option shall be granted under the Plan after 1 May 2024.

2.6                               Every Option granted hereunder shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted in this rule 2.6 shall cause the Option to lapse.

3.                                      INDIVIDUAL LIMITS

3.1                               No Executive shall be granted an Option which would, at the proposed Date of Grant, cause the aggregate Exercise Price of subsisting Options held by him pursuant to a grant under the Plan and the exercise prices of subsisting options held by him under any Associated Plan, to exceed £30,000 (or such other amount as shall be specified under paragraph 6(1) of Schedule 4 from time to time).

3.2                               If the grant of any Option would have the result of breaching the limit in rule 3.1 that Option shall be treated as taking effect over the maximum number of Shares over which it could have been granted without breaching such limit.

4.                                      PLAN LIMIT

4.1                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Employees’ Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

4.2                               References in this Rule 4 to the “allocation” of Shares shall mean:

(a)                                 in the case of any option, conditional share award or other similar award pursuant to which Shares may be acquired:

(i)                     the grant of the option, conditional share award or other similar award to acquire Shares, pursuant to which Shares may be issued; and

(ii)                  in so far as not previously taken into account under (i) above from the date of grant, any subscription for Shares which are issued for the purpose of satisfying any option, conditional share award or other similar award to acquire Shares; and

(b)                                 in relation to other types of Employees’ Share Scheme, the issue and allotment of Shares,

and references to “allocated” in this Rule 4 shall be construed accordingly.

4.3                               In determining the above limits no account shall be taken of

(a)                                 any allocation (or part thereof) where the option, conditional share award or other similar award to acquire Shares was released, lapsed or otherwise became incapable of vesting;

(b)                                 any allocation (or part thereof) in respect of which the Board has determined shall be satisfied otherwise than by the issue of Shares; and

(c)                                  such number of additional Shares as would otherwise have been issued on the exercise of an option for monetary consideration (the exercise price) but in respect of which the exercise price is not paid, in substitution for the issue of such lesser number of shares as have a market value equal only to the gain which the optionholder would have made on exercise (equity-settled SAR alternative).

4.4                               References to the issue and allotment of Shares shall include the transfer of treasury shares, but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included.

5.                                      EXERCISE AND LAPSE OF OPTIONS - NORMAL CIRCUMSTANCES

5.1                               Save as otherwise permitted in these rules, an Option may only be exercised during the relevant Option Period.

5.2                               No option may be exercised by an individual at any time when he is precluded by paragraph 9 of Schedule 4 from participating in the Plan.

5.3                               Notwithstanding any other provision in these rules, an Option shall lapse automatically on the earlier of:

(a)                                 the expiry of the Option Period; and

(b)                                 the Option Holder being declared bankrupt or entering into any general composition with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986.

6.                                      EXERCISE AND LAPSE OF OPTIONS - CESSATION OF EMPLOYMENT

6.1                               Save as otherwise provided in these rules, an Option shall lapse automatically on the Option Holder ceasing to be an employee of a member of the Group (whether lawfully or unlawfully).

6.2                               Where an Option Holder whose Option was granted before 1 March 2009 ceases to be an employee of a member of the Group by reason of:

(a)                                 death;

(b)                                 injury, disability or ill-health;

(c)                                  redundancy (within the meaning of the Employment Rights Act 1996);

(d)                                 retirement;

(e)                                  his employing company ceasing to be a member of the Group

(f)                                   the business (or part of a business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(g)                                  any other reason the Board so decides in its absolute discretion (acting fairly and reasonably),

his Option shall be capable of exercise for a period of six months following such cessation (or twelve months in the event of his death).

6.3                               Where an Option Holder whose Option was granted on or after 1 March 2009 ceases to be an employee of a member of the Group for one of the reasons referred to in rule 6.2 (a)—(g), his Option shall be capable of exercise for a period of six months following such cessation (or twelve months in the event of his death) PROVIDED THAT (unless the Option was exercised prior to cessation) the number of Shares over which an Option may be exercised shall be the number of Shares under Option multiplied by the fraction N / 36 (where N is the period measured in complete months from the Date of Grant to the date of cessation of employment). In no event shall N exceed 36(2).

6.3A                      In respect of an Option granted on or after 6 April 2014, where an Option Holder dies during the six month exercise period under rule 6.2 and 6.3 after having ceased employment for one of the reasons referred to in rule 6.2 (b)-(g), the Option should be capable of exercise for a period of 12 months following his death.

6.4                               For the purposes of rules 6.1, 6.2 and 6.3, a female Option Holder shall not be treated as ceasing to be an employee of a member of the Group if absent from work wholly or partly because of pregnancy or confinement until she ceases to be entitled to exercise any statutory or contractual right to return to work.

6.5                               Where any exercise of an Option under rule 6.2 or 6.3 would be prohibited by law or the UKLA’s Model Code (or the Scheme Organiser’s dealing rules) the period during which the Option Holder may exercise his Options shall be extended by the period of the prohibition.

6.6                               For the purposes of rules 6.1, 6.2 and 6.3, following an Option rollover pursuant to rule 10.1, an Option Holder shall not be treated as ceasing to be employed by a member of the Group until he ceases to be employed by a company which is either (i) the Acquiring Company (as defined in rule 10.1) or (ii) a subsidiary of the Acquiring Company (within the meaning of section 1159 of the Companies Act 2006).

7.                                      METHOD AND EXTENT OF EXERCISE

7.1                               An Option Holder may exercise his Option in whole or in part by giving notice in writing to the Scheme Organiser in the form prescribed by the Scheme Organiser specifying the number of Shares in respect of which the Option is being exercised and enclosing or arranging to provide payment in full of the aggregate Exercise Price to acquire those Shares. Notice must be delivered to or sent by pre-paid post to the registered office of the Scheme Organiser or at such other place as the Scheme Organiser may prescribe. Exercise of Options shall be deemed to occur on the day following the day of a receipt by the Scheme Organiser of the notice of exercise. If the Option is exercised in respect of some only of the Shares comprised in the Option, the Scheme Organiser shall procure the issue of an Option certificate to the Option

(2) This rule 6.3 was inserted by resolution of the Board on 25 February 2009.

Holder in respect of the balance or the re-issue of the original Option certificate after endorsement.

7.2                               The exercise of an Option shall be conditional on the Option Holder complying with any such arrangements specified by the Board pursuant to rule 2.3 for the payment of any taxation, employees’ National Insurance contributions (or the equivalent in any other jurisdiction) or employer’s National Insurance contributions (or the equivalent in any other jurisdiction) liability.

7.3                               Where any exercise would be prohibited by law or the UKLA’s Model Code (or the Scheme Organiser’s dealing rules) the period during which the Option Holder may exercise his Options shall be extended by the length of any such period of prohibition PROVIDED THAT an Option may not be exercised after the expiry of the Option Period.

8.                                      ALLOTMENT OR TRANSFER OF SHARES ON EXERCISE OF OPTIONS

8.1                               Subject to any necessary consents, to payment being made for the Shares, and to compliance by the Option Holder with the terms of the Plan, not later than 30 days after receipt of any notice of exercise in accordance with rule 7, the Scheme Organiser shall either allot and issue, or procure the transfer of, Shares to the Option Holder (or to his nominee). The Scheme Organiser may also use treasury Shares for this purpose. The Scheme Organiser shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Option Holder (or his nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares. The Scheme Organiser may, in its discretion, require that particular Options be satisfied by the transfer of existing Shares purchased in the market.

9.                                      GENERAL OFFER FOR THE SCHEME ORGANISER ETC.

General Offer

9.1                               If any person (either alone or together with any person acting in concert with him) makes a general offer to acquire the whole of the share capital of the Scheme Organiser (other than those shares which are already owned by him and/or any person acting in concert with him), the Scheme Organiser shall, as soon as reasonably practicable thereafter, give notice to each Option Holder of such general or other offer and prior to the date on which the offer becomes or is declared unconditional in all respects each Option Holder may exercise his Options within the period of six months following the date on which the offer becomes or is declared unconditional in all respects whether or not the Option Period has commenced.

Failing any permitted exercise, the Options shall, without prejudice to the operation of rule 10, subject to rule 9.5 lapse automatically upon the expiry of the six month period PROVIDED THAT, if an event as described in rule 9.2 occurs during the six month period, the period during which the Options may be exercised shall be the shorter of the periods specified under this rule 9.1 and rule 9.2.

Compulsory Acquisition

9.2                               If any person becomes bound or entitled to give a notice under Part 18 of the Companies (Jersey) Law 1991 to acquire Shares, and the circumstances mentioned in rule 9.1 apply, each Option Holder may exercise his Options at any time during the period of 30 days from the date on which such a notice is first issued (whether or not the Option Period has commenced.

Failing any permitted exercise the Options (or such part thereof as the Board may specify acting fairly and reasonably) shall, without prejudice to the operation of rule 10, subject to rule 9.5 lapse automatically upon the expiry of the 30 day period.

Scheme of Arrangement

9.2.1                                                  If a court shall direct that a meeting of the holders of Shares be convened pursuant to Article 125 of the Companies (Jersey) Law 1991 for the purposes of considering a scheme of arrangement, each Option Holder may exercise his Options conditionally on either the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court (as determined by the Board in its absolute discretion acting fairly and reasonably) (the Relevant Condition), between the date of the court’s direction and twelve noon on the day immediately preceding the date for which the shareholders’ meeting is convened (whether or not the Option Period has commenced).

9.2.2                     Failing any permitted exercise, the Options (or such part thereof as the Board may specify acting fairly and reasonably) shall subject to rule 9.5 cease to be exercisable between the last time upon which permitted exercises may occur and the first date on which it can be determined whether or not the Relevant Condition is satisfied. If the Relevant Condition is not satisfied, the Options shall continue. If the Relevant Condition is satisfied, the Options (or such part thereof as the Board may specify acting fairly and reasonably) shall, without prejudice to the operation of rule 10, lapse automatically on the date on which the scheme of arrangement is sanctioned by the court.

9.2.3                     The Board shall endeavour to procure that, where an Option Holder has conditionally exercised his Options in accordance with 9.2.1 above prior to twelve noon on the day immediately preceding the date for which the shareholders’ meeting is initially convened, the scheme of arrangement shall, so far as it relates to Shares, be extended to such Option Holder as if each Share in respect of which the Option was conditionally exercised had been allotted and issued, or transferred, to him by that time.

9.2.4                     Without prejudice to the operation of rule 10.1(b), Options shall not be exercisable without the consent of the Board (acting fairly and reasonably) under the foregoing provisions of this rule 9 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Scheme Organiser, such company having substantially the same shareholders and proportionate shareholdings as those of the Scheme Organiser immediately prior to the scheme of arrangement.

Demerger

9.3                               If the Board becomes aware that the Scheme Organiser is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Board, would affect the current or future value of any Options, the Board (acting fairly, reasonably and objectively and taking account of the period of time which has elapsed since the Date of Grant and any other criteria they may consider to be relevant) may, in its absolute discretion, allow Options to be exercised (whether or not the Option Period has commenced). The Board shall specify the period in which such Options shall be exercisable and whether such Options shall, subject to rule 9.5, lapse at the end of the specified period. The Board shall notify any Option Holder who is affected by the discretion exercised under this rule.

Voluntary Winding-up

9.4                               If notice is duly given of a resolution for a voluntary winding-up of the Scheme Organiser then an Option Holder may exercise his Options (whether or not the Option Period has commenced) within the period of two months from the date of the resolution, failing which exercise the Options shall lapse automatically.

9.5                               In respect of Options granted on or after 6 April 2014, if at the expiry of any permitted period of exercise under rule 9.1, 9.2, 9.2.1 to 9.2.4 or 9.3 time is running under the twelve month exercise period following the Option Holder’s death, the lapse of the Options pursuant to rule 9.1, 9.2, 9.2.1 to 9.2.4 or 9.3 shall be delayed until the expiry of such twelve month period.

10.                               OPTION ROLLOVER

10.1                        If any company (the Acquiring Company):

(a)                                 obtains Control of the Scheme Organiser as a result of making:

(i)                     a general offer to acquire the whole of the issued ordinary share capital of the Scheme Organiser which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Scheme Organiser; or

(ii)                  a general offer to acquire all the Shares; or

(b)                                 obtains Control of the Scheme Organiser in pursuance of a compromise or arrangement sanctioned by the Court under Article 125 of the Companies (Jersey) Law 1991; or

(c)                                  becomes bound or entitled to acquire shares in the Scheme Organiser under Part 18 of the Companies (Jersey) Law 1991,

each Option Holder may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), by agreement with the Acquiring Company, release any Option which has not lapsed (the Old

Option) in consideration of the grant to him of an option (the New Option) which (in accordance with rule 10.2 below) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or another company falling within paragraph 27(2)(b) of Schedule 4) (the New Grantor).

10.2                        The New Option shall not be regarded for the purposes of rule 10.1 as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied and, in relation to the New Option, the provisions of the Scheme shall be construed as if:

(a)                                 the New Option were an option granted under the Plan at the same time as the Old Option;

(b)                                 references to the Scheme Organiser in rules 6 to 15 were references to the new grantor;

(c)                                  references to the Board were references to the board of directors of the new grantor or where appropriate a duly authorised committee thereof; and

(d)                                 references to Shares were references to shares in the New Grantor.

11.                               ADJUSTMENT OF OPTIONS

In the event of any Capital Reorganisation, the Exercise Price and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine PROVIDED THAT:

(a)                                 in respect of an Option under which Shares are to be transferred, prior notification shall be given to the person holding the Shares to which the Option relates;

(b)                                 no adjustment shall be made pursuant to this rule which would decrease the aggregate Exercise Price of any Option;

(c)                                  except as provided in this subparagraph 11(c), no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share. Where an Option subsists over both issued or unissued Shares, any such adjustment may only be made if the reduction of the Exercise Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment to the Exercise Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Scheme Organiser a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares and so that, on exercise of any Option in respect of which such reduction shall have been made, the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid; and

(d)                                 if any adjustment is made under Rule 11 at a time when the Scheme Organiser is included in the official list of the ASX, such adjustment shall comply with the ASX Listing Rules in force at the time of the Capital Reorganisation; and

(e)                                  any adjustment to an Option granted under Part A must secure that:

(i)                             the total Market Value of the Shares which may be acquired by the exercise of the Option is immediately after the variation substantially the same as it was immediately before the variation or variations;

(ii)                          the total price at which those Shares may be acquired is immediately after the variation substantially the same as it was immediately before the variation or variations; and

(iii)                       following such variation the requirements of Schedule 4 continue to be met.

For the avoidance of doubt, any adjustment made to an Option granted under Part A pursuant to this rule 11 shall be notified to HM Revenue & Customs in accordance with Paragraph 28B (6) of Schedule 4.

12.                               RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO OPTIONS

12.1                        All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of issue or transfer.

12.2                        Any Shares acquired on exercise of Options shall be subject to the articles of association of the Scheme Organiser from time to time.

12.3                        Options do not confer any rights upon an Option Holder to participate in new issues of Shares prior to the exercise of the Options.

13.                               AVAILABILITY OF SHARES

13.1                        The Scheme Organiser shall keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.

13.2                        If and so long as the Shares are admitted to listing by the UKLA and admitted to trading by the London Stock Exchange, the Scheme Organiser will, at its expense, make application to the UKLA and the London Stock Exchange for Shares allotted on the exercise of any Option to be admitted to such listing and trading respectively.

14.                               ADMINISTRATION AND AMENDMENT

14.1                        The decision of the Board shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Options.

14.2                        The Board may amend any of the provisions of the Plan in any way it thinks fit, provided that:

(a)                                 the Board shall not make any amendment that would materially prejudice the interests of existing Option Holders except with the prior consent or sanction of Option Holders who, if they exercised their Options in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Options;

(b)                                 without prejudice to any provision of the Plan which provides for the lapse of an Option, the Board may not cancel an Option unless the Option Holder agrees in writing to such cancellation; and

(c)                                  an amendment to a Key Feature of the Scheme shall be notified to HM Revenue & Customs in accordance with paragraph 28B(6) of Schedule 4;

(d)                                 following the Shareholder Resolution Date, no amendment to the advantage of Executives or Option Holders may be made to:

(i)             the definition of Executive in rule 1.1;

(ii)          the limitations on the number of Shares subject to the Plan;

(iii)       the maximum entitlement of an Executive under the Plan;

(iv)      the basis for determining an Executive’s entitlement to Shares under the Plan;

(v)         the terms of Shares to be provided under the Plan; and

(vi)      the adjustment provisions of rule 11 of the Plan;

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Executives and Option Holders or for any member of the Group;

14.3                        Notwithstanding any other provision of the Plan, the Board may establish appendices to the Plan for the purpose of granting Options to Executives who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control or securities laws provided that the individual limit in rule 3.1 is complied with and any Shares made available under such appendices shall count towards the limit set out in rule 4 hereof. Any such appendix shall not form part of the Plan for the purposes of Schedule 4.

15.                               GENERAL

15.1                        Any member of the Group may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes.

15.2                        The rights and obligations of an Option Holder under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this rule 15.2 and the Option Holder’s terms of employment, this rule will take precedence.

15.3                        The existence of any Option shall not affect in any way the right or power of the Scheme Organiser or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Scheme Organiser’s capital structure, or any merger or consolidation of the Scheme Organiser, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Scheme Organiser or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.4                        Any notice or other document required to be given under or in connection with the Plan may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Scheme Organiser to be appropriate including any electronic address. Notices sent by post shall be deemed to have been given on the day following the date of posting and notices sent by electronic means shall be deemed to have been given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. Any notice or other document required to be given to the Scheme Organiser under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Scheme Organiser may from time to time determine and notify to Option Holders).

15.5                        Benefits under the Plan shall not be pensionable.

15.6                        The Scheme Organiser, or where the Board so directs any Constituent Company, shall pay the appropriate stamp duty on behalf of Option Holders in respect of any transfer of Shares on the exercise of Options.

15.7                        These rules shall be governed by, and construed in accordance with, the laws of England.

US SCHEDULE

United States — tax-favoured options

The Board may, on the Date of Grant, designate any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If it does so, the provisions of the rules of the Plan will apply to the Incentive Stock Option, subject to the amendments set out in this Schedule.

This schedule does not form part of the Schedule 4 CSOP, but is a non tax-advantaged schedule to the Plan.

1.                                      DEFINITIONS

Definitions set out in the rules of the Plan apply equally to this Schedule with the addition of the definitions set out below.

“Code” means the United States of America Internal Revenue Code of 1986, as amended;

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months;

“Incentive Stock Option” (“ISO”) means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated by the Board on the Date of Grant. Under no circumstances shall any Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

“Leave of Absence” means a leave of absence authorised by the Option Holder’s employer for any reason;

“Market Value” means;

1.1                               The middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for the Dealing Day immediately preceding the Date of Grant; or

1.2                               If the Shares are not fully quoted on the London Stock Exchange, the market value of a Share determined in accordance with part VIII of the Taxation of Chargeable Gains Act 1992 and agreed on or before that date with HM Revenue & Customs;

“Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 per cent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.                                      ELIGIBILITY TO BE GRANTED ISOS

An ISO may only be granted to an Executive who is an employee of the Company or a Subsidiary Corporation.

Notwithstanding the foregoing, to the extent required under Section 422 of the Code, an ISO may not be granted to an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes or stock of his or her employer corporation or of its parent or Subsidiary Corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such ISO is granted the Exercise Price is at least 110% of the Market Value of the Shares subject thereto and (ii) the ISO by its terms is not exercisable after the expiration of five (5) years from the date granted.

3.                                      EXERCISE PERIOD FOR ISOS

Notwithstanding anything in the rules of the Plan, an ISO will lapse, at the latest, 10 years (or five years, in the case of an individual described in Section 422(b) (6) of the Code (relating to certain 10% owners)) after the Date of Grant.

4.                                      INDIVIDUAL LIMIT ON ISOS

To the extent that the aggregate Market Value of the Shares subject to ISOs held by any Option Holder (determined as of the Date of Grant) which first become exercisable during any calendar year under the Plan (or any of the stock option plans required to be taken into account under Section 422(d) of the Code) exceeds US$100,000, the portion of such grant that exceeds US$100,000 shall not be an ISO but shall continue in effect as an Option governed by the rules of the Plan, not including this Schedule.

5.                                      EXERCISE PRICE FOR AN ISO

The Exercise Price of an ISO will not be less than 100% (or 110%, in the case of an individual described in Section 422(b) (6) of the Code (relating to certain 10% owners)) of the Market Value of a Share on the Date of Grant.

6.                                      OVERALL LIMIT ON NUMBER OF ISOS

The aggregate number of Shares subject to ISOs will not exceed the lower of the limits set out in rule 4 of the Plan and five million (5,000,000) Shares. The Board may make such adjustments as it sees fit to this limit to take account of any transaction in respect of a Capital Reorganisation as set out in rule 11 of the Plan.

7.                                      TRANSFERRING ISOS

An ISO may not be transferred, assigned or otherwise disposed of other than by will or the laws of descent and distribution and, during the lifetime of the Option Holder to whom the ISO is granted, must not be exercisable by any person other than such Option Holder.

8.                                      HOLDING REQUIREMENT

If an Option Holder disposes of Shares acquired upon exercise of an ISO in a “disqualifying disposition” within the meaning of Section 422 of the Code, that is, less than:

8.1                               two years after the Date of Grant of the ISO; or

8.2                               one year from the issue or transfer of Shares to the Option Holder on exercise of the ISO,

or in any other disqualifying disposition within the meaning of Section 422 of the Code, the Option Holder shall notify the Company of the date and terms of such disposition in writing within 15 days therefore. Rule 9 of this Schedule will apply to any resulting federal, state or local tax or social security contributions.

9.                                      WITHHOLDING OF TAX

Where rule 8 of this Schedule applies, the Company, the Board, any employing company, or the trustee of any benefit trust may withhold such amount and make such arrangement as it considers necessary to meet any liability to federal, state or local tax or social securities contributions in respect of an ISO. These arrangements may include the sale of Shares on behalf of an Option Holder or a reduction in the number of Shares to which the Option Holder would otherwise be entitled, unless, in either case, the Option Holder discharges the liability himself.

10.                               CESSATION OF EMPLOYMENT

Where rule 6.2 or 6.3 of the Plan applies with respect of an ISO, if such ISO is exercised later than three (3) months after cessation of employment, it shall cease to be treated as an ISO but shall continue in effect as an Option governed by the rules of the Plan, not including this Schedule. Notwithstanding the foregoing, if cessation of employment is by reason of Disability, such ISO shall continue to be treated as an ISO it if is exercised within one (1) year following cessation of employment and shall cease to be treated as an ISO but shall continue in effect as an Option governed by the rules of the Plan, not including this Schedule, if it is exercised later than one (1) year after cessation of employment.

10A.                      DEATH

Rules 6.3A and 9.5 shall not apply in respect of ISOs.

11.                               LEAVE OF ABSENCE

If a Leave of Absence exceeds three (3) months and the Company is required, either by statute or contract, to reemploy the Option Holder upon expiration of such leave, ISOs will continue to be treated as ISOs during such Leave of Absence. If reemployment upon expiration of a Leave of Absence that exceeds three (3) months is not so guaranteed, six (6) months after the first day of such leave any ISOs held by the Option Holder shall cease to be treated as ISOs but shall continue in effect as an Option governed by the rules of the Plan, not including this Schedule.

12.                               AMENDMENT

Shareholder approval of any amendment made to the Plan or this Schedule shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to ISOs).

13.                               OPTION ROLLOVER AND ADJUSTMENT OF OPTIONS

If rules 10 or 11 of the Plan apply with respect to ISOs, any rollover or adjustment made shall be made in accordance with Section 424 of the Code.

14.                               EFFECTIVE DATE AND TERM OF SCHEDULE

Unless sooner terminated by the Board, this Schedule shall terminate the day before the tenth anniversary of the earlier of either the latest adoption of the Plan by the Board or the latest approval of the Plan by the shareholders. All ISOs granted under this Schedule prior to its termination shall remain in effect until such ISOs have been satisfied or terminated in accordance with the terms and provisions of the Plan and this Schedule.

15.                               GOVERNING LAW

English law governs the ISOs and their construction, however, ISOs will be construed in accordance with the provisions of Section 422 of the Code so as to preserve their status as Incentive Stock Options.

16.                               FAILURE TO COMPLY WITH THE CODE IN RELATION TO AN ISO

To the extent that an ISO fails to meet any of the requirements of Section 422 of the Code, it shall cease to be an ISO but shall, from the date of the failure, continue in effect as an Option governed by the rules of the Plan, not including this Schedule.

NON TAX-ADVANTAGED SCHEDULE

For any Executive who is:

1.              not based in the United Kingdom or is not subject to UK taxation and to whom the Board wishes to grant Options which are not tax-advantaged in accordance with Schedule 4 (so for the avoidance of doubt any requirements in Rules 1 to 15 of the Plan to make any notification to HM Revenue and Customs shall not apply to the grant of Options under this Appendix), or

2.              not based in the United States or is not subject to US taxation and to whom the Board wishes to grant Options which are not Incentive Stock Options within the meaning of Section 422 of the Code, the following provisions relating to Options shall apply:

(A)                               Rules 1 to 15 of the Plan shall apply to the grant of Options under this Appendix subject to the modifications contained in the following paragraphs.

(B)                               In Rule 1.1 a new definition shall apply as follows:

“Basic Salary” means an Executive’s annual basic salary in respect of his employment with the Group”.

(C)                               In rule 1.1 sub paragraph (b) of the definition of “Executive” shall not apply to the grant of Options under this Appendix.

(D)                               In Rule 1.1 a new definition shall apply as follows:

“Taxation means all forms of taxation or social security contributions whether of the United Kingdom or elsewhere whenever imposed and all other statutory, governmental, state, provincial, local governmental or municipal impositions, duties, rates and levies and all penalties, charges, costs and interest relating to any such matter;”

(E)                                Rule 2.3 shall not apply to the grant of Options under this Appendix. In its place a new rule 2.3 shall apply as follows:

“2.3 An Option may be granted subject to such conditions for payment of any Taxation as the Board may determine (including without limitation the right to sell on an Option Holder’s behalf sufficient shares to satisfy any such Taxation) and if any condition is imposed relating to the assumption, payment or reimbursement by the Option Holder of any employer’s social security contributions liability, such conditions shall comply with any applicable legislation or regulations and the Board shall be entitled to waive in whole or in part the Option Holder’s obligation in respect of such liability.”

(F)                                 Rule 3.1 shall not apply to the grant of Options under this Appendix. In its place a new rule 3.1 shall apply as follows:

“3.1                         INDIVIDUAL LIMITS

3.1(a) Subject to rule 3.1(b) below, no Executive shall be granted an Option which would, at the proposed Date of Grant, cause the aggregate of (i) the aggregate Exercise Prices of subsisting Options held by him pursuant to a grant under the Plan and (ii) the aggregate exercise prices of subsisting options held by him under any employer share option plan operated by any member of the Group (excluding any savings related to share option plan) in any financial year of the Company to exceed an amount equal to 300% of his Basic Salary as at the proposed Date of Grant.

3.1(b) If the Board considers that exceptional circumstances exist which justify a grant of Options in excess of the amounts prescribed in rule 3.1, the Board may in its absolute discretion grant Options to that Executive in excess of such amounts.”

(G)                               Rule 4 shall not apply to options granted under this Appendix and a new Rule 4 shall be inserted as follows:

“4.                                PROHIBITION ON ISSUE OF SHARES

The Board may not grant any Option under this Appendix which is an Option to subscribe Shares.”

(H)                              Rules 5.2, 11(e) and 14.2(c) shall not apply to Options granted under this Appendix.

Rules 6.3A and 9.5 shall apply to Options granted under this Appendix on or after 23 February 2015 (but not to Options granted prior to such date).

(I)                                   Rule 8 shall not apply to Options granted under this Appendix and a new Rule shall be inserted as follows:

“8.                                TRANSFER OF SHARES ON EXERCISE OF OPTIONS

8.1                               Subject to any necessary consents, to payment being made for the Shares, and to compliance by the Option Holder with the terms of the Plan, not later than 30 days after receipt of any notice of exercise in accordance with rule 7, the Scheme Organiser shall procure the transfer of Shares to the Option Holder (or to his nominee). The Scheme Organiser shall (unless the Shares are to be held in uncertificated form) as soon as practicable procure the delivery to the Option Holder (or his nominee) of a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares.

8.2                               The Scheme Organiser shall not allot and issue and Shares nor use Treasury Shares to satisfy any exercise of Options granted under this Appendix.”

(J)                                   Rule 12 shall not apply to Options granted under this Appendix and a new Rule 12 shall be inserted as follows:

“12.                         RIGHTS ATTACHING TO SHARES TRANSFERRED PURSUANT TO OPTIONS

12.1                        All Shares transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of transfer.

12.2                        Any Shares acquired on exercise of Options shall be subject to the articles of association of the Scheme Organiser from time to time.”

(K)                               Rule 13 shall not apply to Options granted under this Appendix and a new Rule 13 shall be inserted as follows:

“13.                         AVAILABILITY OF SHARES

13.1                        The Scheme Organiser shall procure that sufficient Shares are available for transfer in satisfaction of the exercise of Options.”